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                                                                    EXHIBIT 99.3

                                    Form of
    Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
                                    Nominees

                           MIKOHN GAMING CORPORATION

                               OFFER TO EXCHANGE
                11.875% SENIOR SECURED NOTES DUE 2008, SERIES B
                                      FOR
                11.875% SENIOR SECURED NOTES DUE 2008, SERIES A

TO: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

   Mikohn Gaming Corporation (the "Company") is offering to exchange (the "Exchange Offer") its 11.875% Senior Secured Notes due 2008, Series B (the "New Notes") for its 11.875% Senior Secured Notes, due 2008, Series A (the "New Notes"), upon and subject to the terms and conditions set forth in the prospectus, dated September , 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated August 22, 2001, by and among the Company, Jefferies & Company, Inc., CIBC World Markets Corp. and the Guarantors (as defined in the Registration Rights Agreement).

   We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1. Prospectus dated September  , 2001;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

     4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     5. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     6. Return envelopes addressed to U.S. Bank, National Association (f/k/a Firstar Bank, National Association) the exchange agent in the Exchange Offer (the "Exchange Agent").

   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON      , 2001 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY THE COMPANY. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

   To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Prospectus.

   If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a
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tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "--Exchange Offer Procedures--Guaranteed Delivery Procedures."

   The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 (Transfer Taxes) of the Letter of Transmittal.

   Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          MIKOHN GAMING CORPORATION

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.